Exhibit 99.1
Caterpillar Inc.
4Q 2024 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Fourth-Quarter and Full-Year 2024 Results

●	Fourth-quarter 2024 sales and revenues were $16.2 billion; full-year sales and revenues were $64.8 billion
●	Fourth-quarter 2024 profit per share of $5.78; adjusted profit per share of $5.14
●	Full-year profit per share of $22.05; adjusted profit per share of $21.90
●	Strong enterprise operating cash flow of $12.0 billion; ended the year with $6.9 billion of enterprise cash
●	Deployed $10.3 billion of cash for share repurchases and dividends in 2024

	Fourth Quarter		Full Year
($ in billions except profit per share)	2024	2023	2024	2023
Sales and Revenues	$16.2	$17.1	$64.8	$67.1
Profit Per Share	$5.78	$5.28	$22.05	$20.12
Adjusted Profit Per Share	$5.14	$5.23	$21.90	$21.21
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 14 to 16.
IRVING, Texas, Jan. 30, 2025 – Caterpillar Inc. (NYSE: CAT) announced fourth-quarter and full-year results for 2024.
Sales and revenues for the fourth quarter of 2024 were $16.2 billion, a 5% decrease compared with $17.1 billion in the fourth quarter of 2023. Operating profit margin was 18.0% for the fourth quarter of 2024, compared with 18.4% for the fourth quarter of 2023. Adjusted operating profit margin was 18.3% for the fourth quarter of 2024, compared with 18.9% for the fourth quarter of 2023. Fourth-quarter 2024 profit per share was $5.78, compared with $5.28 profit per share in the fourth quarter of 2023. Adjusted profit per share in the fourth quarter of 2024 was $5.14, compared with fourth-quarter 2023 adjusted profit per share of $5.23.
Full-year sales and revenues in 2024 were $64.8 billion, down 3% compared with $67.1 billion in 2023. The decrease reflected lower sales volume of $3.5 billion, partially offset by favorable price realization of $1.2 billion. Lower sales volume was primarily driven by lower sales of equipment to end users. Operating profit margin was 20.2% in 2024, compared with 19.3% in 2023. Adjusted operating profit margin was 20.7% in 2024, compared with 20.5% in 2023. Full-year profit was $22.05 per share in 2024, compared with profit of $20.12 per share in 2023. Adjusted profit per share in 2024 was $21.90, compared with adjusted profit per share of $21.21 in 2023.
“I’m proud of our global team’s strong performance in 2024 as they delivered record adjusted profit per share and strong ME&T free cash flow,” said Caterpillar Chairman and CEO Jim Umpleby. “As we kick off our centennial year, we remain committed to serving our customers, executing our strategy and continuing to invest for long-term profitable growth.”

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In 2024, adjusted operating profit margin and adjusted profit per share excluded restructuring costs. 2024 adjusted profit per share also excluded a discrete tax benefit for a tax law change related to currency translation and excluded mark-to-market gains for remeasurement of pension and other postemployment benefit (OPEB) plans. In 2023, adjusted operating profit margin and adjusted profit per share excluded restructuring costs, which included the impact of the divestiture of the company's Longwall business and other restructuring costs. 2023 adjusted profit per share also excluded a benefit for certain deferred tax valuation allowance adjustments and mark-to-market gains for remeasurement of pension and OPEB plans. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 14 to 16.
For the full year 2024, enterprise operating cash flow was $12.0 billion, and the company ended the fourth quarter with $6.9 billion of enterprise cash. During the year, the company deployed $7.7 billion of cash for repurchases of Caterpillar common stock and $2.6 billion of cash for dividends.

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the fourth quarter of 2023 (at left) and the fourth quarter of 2024 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the fourth quarter of 2024 were $16.215 billion, a decrease of $855 million, or 5%, compared with $17.070 billion in the fourth quarter of 2023. The decrease was primarily due to lower sales volume of $859 million. The decrease in sales volume was mainly driven by the impact from changes in dealer inventories and lower sales of equipment to end users. Dealer inventory decreased by $1.3 billion during the fourth quarter of 2024, compared with a decrease of $900 million during the fourth quarter of 2023.
Sales were lower across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Fourth Quarter 2023	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Fourth Quarter 2024	$ Change	% Change

Construction Industries	$6,519	$(227)	$(300)	$(2)	$13	$6,003	$(516)	(8%)
Resource Industries	3,242	(316)	26	3	7	2,962	(280)	(9%)
Energy & Transportation	7,669	(301)	221	8	52	7,649	(20)	—%
All Other Segment	116	(7)	1	—	6	116	—	—%
Corporate Items and Eliminations	(1,309)	(8)	(2)	(1)	(78)	(1,398)	(89)
Machinery, Energy & Transportation	16,237	(859)	(54)	8	—	15,332	(905)	(6%)

Financial Products Segment	981	—	—	—	43	1,024	43	4%
Corporate Items and Eliminations	(148)	—	—	—	7	(141)	7
Financial Products Revenues	833	—	—	—	50	883	50	6%

Consolidated Sales and Revenues	$17,070	$(859)	$(54)	$8	$50	$16,215	$(855)	(5%)

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Fourth Quarter 2024
Construction Industries	$3,157	(14%)	$623	6%	$1,122	(1%)	$1,057	(2%)	$5,959	(8%)	$44	42%	$6,003	(8%)
Resource Industries	960	(23%)	579	9%	455	2%	872	(7%)	2,866	(9%)	96	8%	2,962	(9%)
Energy & Transportation	3,532	6%	467	(32%)	1,586	(3%)	931	(1%)	6,516	(1%)	1,133	5%	7,649	—%
All Other Segment	13	(13%)	1	—%	1	(80%)	11	(8%)	26	(19%)	90	7%	116	—%
Corporate Items and Eliminations	(29)		—		(2)		(4)		(35)		(1,363)		(1,398)
Machinery, Energy & Transportation	7,633	(7%)	1,670	(7%)	3,162	(2%)	2,867	(4%)	15,332	(6%)	—	—%	15,332	(6%)

Financial Products Segment	680	5%	103	3%	128	1%	113	4%	1,024	4%	—	—%	1,024	4%
Corporate Items and Eliminations	(77)		(21)		(22)		(21)		(141)		—		(141)
Financial Products Revenues	603	8%	82	(1%)	106	1%	92	5%	883	6%	—	—%	883	6%

Consolidated Sales and Revenues	$8,236	(6%)	$1,752	(7%)	$3,268	(2%)	$2,959	(3%)	$16,215	(5%)	$—	—%	$16,215	(5%)

Fourth Quarter 2023
Construction Industries	$3,689		$587		$1,129		$1,083		$6,488		$31		$6,519
Resource Industries	1,240		529		445		939		3,153		89		3,242
Energy & Transportation	3,324		684		1,638		942		6,588		1,081		7,669
All Other Segment	15		—		5		12		32		84		116
Corporate Items and Eliminations	(18)		(2)		(2)		(2)		(24)		(1,285)		(1,309)
Machinery, Energy & Transportation	8,250		1,798		3,215		2,974		16,237		—		16,237

Financial Products Segment	645		100		127		109		981		—		981
Corporate Items and Eliminations	(88)		(17)		(22)		(21)		(148)		—		(148)
Financial Products Revenues	557		83		105		88		833		—		833

Consolidated Sales and Revenues	$8,807		$1,881		$3,320		$3,062		$17,070		$—		$17,070

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the fourth quarter of 2023 (at left) and the fourth quarter of 2024 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the fourth quarter of 2024 was $2.924 billion, a decrease of $210 million, or 7%, compared with $3.134 billion in the fourth quarter of 2023. The decrease was primarily due to the profit impact of lower sales volume.
Operating profit margin was 18.0% for the fourth quarter of 2024, compared with 18.4% for the fourth quarter of 2023. Adjusted operating profit margin was 18.3% for the fourth quarter of 2024, compared with 18.9% for the fourth quarter of 2023.

Profit (Loss) by Segment
(Millions of dollars)	Fourth Quarter 2024	Fourth Quarter 2023	$ Change	% Change
Construction Industries	$1,174	$1,535	$(361)	(24%)
Resource Industries	466	600	(134)	(22%)
Energy & Transportation	1,477	1,429	48	3%
All Other Segment	16	(24)	40	167%
Corporate Items and Eliminations	(198)	(438)	240
Machinery, Energy & Transportation	2,935	3,102	(167)	(5%)

Financial Products Segment	166	234	(68)	(29%)
Corporate Items and Eliminations	(29)	(46)	17
Financial Products	137	188	(51)	(27%)

Consolidating Adjustments	(148)	(156)	8

Consolidated Operating Profit	$2,924	$3,134	$(210)	(7%)

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Other Profit/Loss and Tax Items
•Other income (expense) in the fourth quarter of 2024 was income of $426 million, compared with income of $241 million in the fourth quarter of 2023. The change was primarily driven by favorable foreign currency impacts.
•The effective tax rate for the fourth quarter of 2024 was 14.3% compared to 18.1% for the fourth quarter of 2023. Excluding the discrete items discussed below, the annual tax rate was 22.2% for the fourth quarter of 2024 compared to 21.4% for the fourth quarter of 2023. The increase from 2023 was primarily related to changes in the geographic mix of profits from a tax perspective.
In the fourth quarter of 2024, the company recorded a discrete tax benefit of $224 million for a tax law change related to currency translation. The company recorded a $33 million benefit in the fourth quarter of 2024 compared to a $112 million benefit in the fourth quarter of 2023 for the change in the estimated annual tax rate through the first nine months. The company also recorded a tax charge of $43 million related to $154 million of mark-to-market gains for remeasurement of pension and OPEB plans in the fourth quarter of 2024, compared to a tax charge of $26 million related to $97 million of mark-to-market gains in the fourth quarter of 2023. In addition, a discrete tax benefit of $8 million was recorded in the fourth quarter of 2024, compared with a $3 million benefit in the fourth quarter of 2023, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 14 to 16.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2024	$ Change	% Change
Total Sales	$6,519	$(227)	$(300)		$(2)	$13	$6,003	$(516)	(8%)

Sales by Geographic Region
	Fourth Quarter 2024	Fourth Quarter 2023	$ Change		% Change
North America	$3,157	$3,689	$(532)		(14%)
Latin America	623	587	36		6%
EAME	1,122	1,129	(7)		(1%)
Asia/Pacific	1,057	1,083	(26)		(2%)
External Sales	5,959	6,488	(529)		(8%)
Inter-segment	44	31	13		42%
Total Sales	$6,003	$6,519	$(516)		(8%)

Segment Profit
	Fourth Quarter 2024	Fourth Quarter 2023	Change		% Change
Segment Profit	$1,174	$1,535	$(361)		(24%)
Segment Profit Margin	19.6%	23.5%	(3.9	pts)

Construction Industries’ total sales were $6.003 billion in the fourth quarter of 2024, a decrease of $516 million, or 8%, compared with $6.519 billion in the fourth quarter of 2023. The decrease was primarily due to unfavorable price realization of $300 million and lower sales volume of $227 million. The decrease in sales volume was mainly driven by lower sales of equipment to end users and by the impact from changes in dealer inventories. Dealer inventory decreased more during the fourth quarter of 2024 than during the fourth quarter of 2023.
•In North America, sales decreased due to lower sales volume and unfavorable price realization. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased more during the fourth quarter of 2024 than during the fourth quarter of 2023.
•Sales increased in Latin America due to higher sales volume, partially offset by unfavorable currency impacts, primarily related to the Brazilian real, and unfavorable price realization. Higher sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased less during the fourth quarter of 2024 than during the fourth quarter of 2023.
•In EAME, sales decreased slightly due to unfavorable price realization, partially offset by higher sales volume and favorable currency impacts, primarily related to the euro. Higher sales volume was mainly due to the impact from changes in dealer inventories, partially offset by lower sales of equipment to end users. Dealer inventory decreased less during the fourth quarter of 2024 than during the fourth quarter of 2023.
•Sales decreased in Asia/Pacific due to unfavorable price realization and lower sales volume, partially offset by favorable currency impacts primarily related to the Australian dollar. Lower sales volume was mainly due to lower sales of equipment to end users, partially offset by the impact from changes in dealer inventories. Dealer inventory decreased less during the fourth quarter of 2024 than during the fourth quarter of 2023.
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Construction Industries’ segment profit was $1.174 billion in the fourth quarter of 2024, a decrease of $361 million, or 24%, compared with $1.535 billion in the fourth quarter of 2023. The decrease was primarily due to unfavorable price realization.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2024	$ Change	% Change
Total Sales	$3,242	$(316)	$26		$3	$7	$2,962	$(280)	(9%)

Sales by Geographic Region
	Fourth Quarter 2024	Fourth Quarter 2023	$ Change		% Change
North America	$960	$1,240	$(280)		(23%)
Latin America	579	529	50		9%
EAME	455	445	10		2%
Asia/Pacific	872	939	(67)		(7%)
External Sales	2,866	3,153	(287)		(9%)
Inter-segment	96	89	7		8%
Total Sales	$2,962	$3,242	$(280)		(9%)

Segment Profit
	Fourth Quarter 2024	Fourth Quarter 2023	Change		% Change
Segment Profit	$466	$600	$(134)		(22%)
Segment Profit Margin	15.7%	18.5%	(2.8	pts)

Resource Industries’ total sales were $2.962 billion in the fourth quarter of 2024, a decrease of $280 million, or 9%, compared with $3.242 billion in the fourth quarter of 2023. The decrease was primarily due to lower sales volume. The decrease in sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased more during the fourth quarter of 2024 than during the fourth quarter of 2023.
Resource Industries’ segment profit was $466 million in the fourth quarter of 2024, a decrease of $134 million, or 22%, compared with $600 million in the fourth quarter of 2023. The decrease was primarily due to the profit impact of lower sales volume.
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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Fourth Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2024	$ Change	% Change
Total Sales	$7,669	$(301)	$221		$8	$52	$7,649	$(20)	—%

Sales by Application
	Fourth Quarter 2024	Fourth Quarter 2023	$ Change		% Change
Oil and Gas	$1,927	$2,247	$(320)		(14%)
Power Generation	2,242	1,835	407		22%
Industrial	928	1,078	(150)		(14%)
Transportation	1,419	1,428	(9)		(1%)
External Sales	6,516	6,588	(72)		(1%)
Inter-segment	1,133	1,081	52		5%
Total Sales	$7,649	$7,669	$(20)		—%

Segment Profit
	Fourth Quarter 2024	Fourth Quarter 2023	Change		% Change
Segment Profit	$1,477	$1,429	$48		3%
Segment Profit Margin	19.3%	18.6%	0.7	pts

Energy & Transportation’s total sales were $7.649 billion in the fourth quarter of 2024, a decrease of $20 million, compared with $7.669 billion in the fourth quarter of 2023. The decrease in sales was primarily due to lower sales volume of $301 million, partially offset by favorable price realization of $221 million and higher inter-segment sales of $52 million.
•Oil and Gas – Sales decreased in reciprocating engines used in well servicing and gas compression applications. Sales also decreased for turbines and turbine-related services.
•Power Generation – Sales increased in large reciprocating engines, primarily data center applications. Turbines and turbine-related services increased as well.
•Industrial – Sales decreased primarily in North America and Asia/Pacific.
•Transportation – Sales decreased slightly as lower sales of reciprocating engine aftermarket parts and international locomotive deliveries were mostly offset by increased sales in rail services and marine.
Energy & Transportation’s segment profit was $1.477 billion in the fourth quarter of 2024, an increase of $48 million, or 3%, compared with $1.429 billion in the fourth quarter of 2023. The increase was primarily due to favorable price realization of $221 million, partially offset by the profit impact of lower sales volume of $158 million and unfavorable manufacturing costs of $17 million. Unfavorable manufacturing costs largely reflected increased period manufacturing costs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Fourth Quarter 2024	Fourth Quarter 2023	$ Change	% Change
North America	$680	$645	$35	5%
Latin America	103	100	3	3%
EAME	128	127	1	1%
Asia/Pacific	113	109	4	4%
Total Revenues	$1,024	$981	$43	4%

Segment Profit
	Fourth Quarter 2024	Fourth Quarter 2023	Change	% Change
Segment Profit	$166	$234	$(68)	(29%)

Financial Products’ segment revenues were $1.024 billion in the fourth quarter of 2024, an increase of $43 million, or 4%, compared with $981 million in the fourth quarter of 2023. The increase was primarily due to a favorable impact from higher average earning assets of $29 million driven by North America, and a favorable impact from higher average financing rates across all regions except North America of $11 million.
Financial Products’ segment profit was $166 million in the fourth quarter of 2024, a decrease of $68 million, or 29%, compared with $234 million in the fourth quarter of 2023. The decrease was mainly due to an unfavorable impact from equity securities of $23 million, an unfavorable impact from lower margin of $17 million and higher provision for credit losses at Cat Financial of $17 million.
At the end of 2024, past dues at Cat Financial were 1.56%, compared with 1.79% at the end of 2023. Write-offs, net of recoveries, were $115 million for 2024, compared with $65 million for 2023. As of December 31, 2024, Cat Financial's allowance for credit losses totaled $267 million, or 0.91% of finance receivables, compared with $331 million, or 1.18% of finance receivables, at December 31, 2023.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $227 million in the fourth quarter of 2024, a decrease of $257 million from the fourth quarter of 2023, primarily driven by decreased expenses due to timing differences, a favorable change in fair value adjustments related to deferred compensation plans and lower restructuring costs.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, Jan. 30, 2025.
iii.Information on non-GAAP financial measures is included in the appendix on pages 14 to 16.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, Jan. 30, 2025, to discuss its 2024 fourth-quarter and full-year results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2024 sales and revenues of $64.8 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Alex Kapper, +1 773-250-2227 or Kapper_Alex@cat.com or Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of six significant items in order for the company’s results to be meaningful to readers. These items consist of (i) restructuring income/costs related to the divestitures of certain non-U.S. entities in 2024, (ii) other restructuring income/costs, (iii) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements, (iv) a discrete tax benefit for a tax law change related to currency translation in 2024, (v) restructuring costs related to the divestiture of the company's Longwall business in 2023 and (vi) certain deferred tax valuation allowance adjustments in 2023. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended December 31, 2024 - U.S. GAAP	$2,924	18.0%	$3,243	$463	$2,791	$5.78
Other restructuring (income) costs	37	0.3%	37	10	27	0.05
Pension/OPEB mark-to-market (gains) losses	—	—%	(154)	(43)	(111)	(0.23)
Tax law change related to currency translation	—	—%	—	224	(224)	(0.46)
Three Months Ended December 31, 2024 - Adjusted	$2,961	18.3%	$3,126	$654	$2,483	$5.14

Three Months Ended December 31, 2023 - U.S. GAAP	$3,134	18.4%	$3,249	$587	$2,676	$5.28
Other restructuring (income) costs	92	0.5%	92	27	65	0.13
Pension/OPEB mark-to-market (gains) losses	—	—%	(97)	(26)	(71)	(0.14)
Deferred tax valuation allowance adjustments	—	—%	—	18	(18)	(0.04)
Three Months Ended December 31, 2023 - Adjusted	$3,226	18.9%	$3,244	$606	$2,652	$5.23

Twelve Months Ended December 31, 2024 - U.S. GAAP	$13,072	20.2%	$13,373	$2,629	$10,792	$22.05
Restructuring (income) costs - divestitures of certain non-U.S. entities	164	0.2%	164	54	110	0.22
Other restructuring (income) costs	195	0.3%	195	46	149	0.32
Pension/OPEB mark-to-market (gains) losses	—	—%	(154)	(43)	(111)	(0.23)
Tax law change related to currency translation	—	—%	—	224	(224)	(0.46)
Twelve Months Ended December 31, 2024 - Adjusted	$13,431	20.7%	$13,578	$2,910	$10,716	$21.90

Twelve Months Ended December 31, 2023 - U.S. GAAP	$12,966	19.3%	$13,050	$2,781	$10,335	$20.12
Restructuring costs - Longwall divestiture	586	0.9%	586	—	586	1.14
Other restructuring (income) costs	194	0.3%	194	48	146	0.30
Pension/OPEB mark-to-market (gains) losses	—	—%	(97)	(26)	(71)	(0.14)
Deferred tax valuation allowance adjustments	—	—%	—	106	(106)	(0.21)
Twelve Months Ended December 31, 2023 - Adjusted	$13,746	20.5%	$13,733	$2,909	$10,890	$21.21

(more)

The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three and twelve months ended December 31, 2024, and 2023, these items consist of (i) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements, (ii) the decrease in the annual effective tax rate, (iii) a discrete tax benefit for a tax law change related to currency translation in 2024, (iv) a settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense, (v) restructuring income/costs related to the divestitures of certain non-U.S. entities in 2024, (vi) the impact of changes in estimates related to prior years in 2024, (vii) restructuring costs related to divestiture of the company's Longwall business in 2023 and (viii) deferred tax valuation allowance adjustments in 2023. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended December 31, 2024 - U.S. GAAP	$3,243	$463	14.3%
Pension/OPEB mark-to-market (gains) losses	(154)	(43)
Tax law change related to currency translation	—	224
Decrease in annual effective tax rate	—	33
Excess stock-based compensation	—	8
Annual effective tax rate, excluding discrete items	$3,089	$685	22.2%
Decrease in annual effective tax rate	—	(33)
Excess stock-based compensation	—	(8)
Other restructuring (income) costs	37	10

Three Months Ended December 31, 2024 - Adjusted	$3,126	$654

Three Months Ended December 31, 2023 - U.S. GAAP	$3,249	$587	18.1%
Pension/OPEB mark-to-market (gains) losses	(97)	(26)
Decrease in annual effective tax rate	—	112
Excess stock-based compensation	—	3
Annual effective tax rate, excluding discrete items	$3,152	$676	21.4%

Decrease in annual effective tax rate	—	(112)
Deferred tax valuation allowance adjustments	—	18
Excess stock-based compensation	—	(3)
Other restructuring (income) costs	92	27

Three Months Ended December 31, 2023 - Adjusted	$3,244	$606
(more)

Twelve Months Ended December 31, 2024 - U.S. GAAP	$13,373	$2,629	19.7%
Restructuring (income) costs - divestitures of certain non-U.S. entities	164	54
Pension/OPEB mark-to-market (gains) losses	(154)	(43)
Tax law change related to currency translation	—	224
Changes in estimates related to prior years	—	47
Excess stock-based compensation	—	57
Annual effective tax rate, excluding discrete items	$13,383	$2,968	22.2%
Changes in estimates related to prior years	—	(47)
Excess stock-based compensation	—	(57)
Other restructuring (income) costs	195	46

Twelve Months Ended December 31, 2024 - Adjusted	$13,578	$2,910

Twelve Months Ended December 31, 2023 - U.S. GAAP	$13,050	$2,781	21.3%
Restructuring costs - Longwall divestiture	586	—
Pension/OPEB mark-to-market (gains) losses	(97)	(26)
Deferred tax valuation allowance adjustments	—	88
Excess stock-based compensation	—	57
Annual effective tax rate, excluding discrete items	$13,539	$2,900	21.4%
Deferred tax valuation allowance adjustments	—	18
Excess stock-based compensation	—	(57)
Other restructuring (income) costs	194	48

Twelve Months Ended December 31, 2023 - Adjusted	$13,733	$2,909

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 17 to 27 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,332	$16,237	$61,363	$63,869
Revenues of Financial Products	883	833	3,446	3,191
Total sales and revenues	16,215	17,070	64,809	67,060

Operating costs:
Cost of goods sold	10,321	11,016	40,199	42,767
Selling, general and administrative expenses	1,769	1,756	6,667	6,371
Research and development expenses	519	554	2,107	2,108
Interest expense of Financial Products	338	288	1,286	1,030
Other operating (income) expenses	344	322	1,478	1,818
Total operating costs	13,291	13,936	51,737	54,094

Operating profit	2,924	3,134	13,072	12,966

Interest expense excluding Financial Products	107	126	512	511
Other income (expense)	426	241	813	595

Consolidated profit before taxes	3,243	3,249	13,373	13,050

Provision (benefit) for income taxes	463	587	2,629	2,781
Profit of consolidated companies	2,780	2,662	10,744	10,269

Equity in profit (loss) of unconsolidated affiliated companies	10	11	44	63

Profit of consolidated and affiliated companies	2,790	2,673	10,788	10,332

Less: Profit (loss) attributable to noncontrolling interests	(1)	(3)	(4)	(3)

Profit [1]	$2,791	$2,676	$10,792	$10,335

Profit per common share	$5.81	$5.31	$22.17	$20.24
Profit per common share — diluted [2]	$5.78	$5.28	$22.05	$20.12

Weighted-average common shares outstanding (millions)
– Basic	480.0	504.4	486.7	510.6
– Diluted [2]	482.6	507.0	489.4	513.6

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$6,889	$6,978
Receivables – trade and other	9,282	9,310
Receivables – finance	9,565	9,510
Prepaid expenses and other current assets	3,119	4,586
Inventories	16,827	16,565
Total current assets	45,682	46,949

Property, plant and equipment – net	13,361	12,680
Long-term receivables – trade and other	1,225	1,238
Long-term receivables – finance	13,242	12,664
Noncurrent deferred and refundable income taxes	3,312	2,816
Intangible assets	399	564
Goodwill	5,241	5,308
Other assets	5,302	5,257
Total assets	$87,764	$87,476

Liabilities
Current liabilities:
Short-term borrowings:
-- Financial Products	$4,393	$4,643
Accounts payable	7,675	7,906
Accrued expenses	5,243	4,958
Accrued wages, salaries and employee benefits	2,391	2,757
Customer advances	2,322	1,929
Dividends payable	674	649
Other current liabilities	2,909	3,123
Long-term debt due within one year:
-- Machinery, Energy & Transportation	46	1,044
-- Financial Products	6,619	7,719
Total current liabilities	32,272	34,728

Long-term debt due after one year:
-- Machinery, Energy & Transportation	8,564	8,579
-- Financial Products	18,787	15,893
Liability for postemployment benefits	3,757	4,098
Other liabilities	4,890	4,675
Total liabilities	68,270	67,973

Shareholders’ equity
Common stock	6,941	6,403
Treasury stock	(44,331)	(36,339)
Profit employed in the business	59,352	51,250
Accumulated other comprehensive income (loss)	(2,471)	(1,820)
Noncontrolling interests	3	9
Total shareholders’ equity	19,494	19,503
Total liabilities and shareholders’ equity	$87,764	$87,476

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Twelve Months Ended December 31,
	2024	2023
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$10,788	$10,332
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	2,153	2,144
Actuarial (gain) loss on pension and postretirement benefits	(154)	(97)
Provision (benefit) for deferred income taxes	(621)	(592)
(Gain) loss on divestiture	164	572
Other	564	375
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(160)	(437)
Inventories	(414)	(364)
Accounts payable	(282)	(754)
Accrued expenses	191	796
Accrued wages, salaries and employee benefits	(363)	486
Customer advances	370	80
Other assets – net	(97)	(95)
Other liabilities – net	(104)	439
Net cash provided by (used for) operating activities	12,035	12,885
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,988)	(1,597)
Expenditures for equipment leased to others	(1,227)	(1,495)
Proceeds from disposals of leased assets and property, plant and equipment	722	781
Additions to finance receivables	(15,409)	(15,161)
Collections of finance receivables	13,608	14,034
Proceeds from sale of finance receivables	83	63
Investments and acquisitions (net of cash acquired)	(34)	(75)
Proceeds from sale of businesses and investments (net of cash sold)	(61)	(4)
Proceeds from maturities and sale of securities	3,155	1,891
Investments in securities	(1,495)	(4,405)
Other – net	193	97
Net cash provided by (used for) investing activities	(2,453)	(5,871)
Cash flow from financing activities:
Dividends paid	(2,646)	(2,563)
Common stock issued, including treasury shares reissued	20	12
Payments to purchase common stock	(7,697)	(4,975)
Excise tax paid on purchases of common stock	(40)	—
Proceeds from debt issued (original maturities greater than three months)	10,283	8,257
Payments on debt (original maturities greater than three months)	(9,316)	(6,318)
Short-term borrowings – net (original maturities three months or less)	(168)	(1,345)
Other – net	(1)	—
Net cash provided by (used for) financing activities	(9,565)	(6,932)
Effect of exchange rate changes on cash	(106)	(110)
Increase (decrease) in cash, cash equivalents and restricted cash	(89)	(28)
Cash, cash equivalents and restricted cash at beginning of period	6,985	7,013
Cash, cash equivalents and restricted cash at end of period	$6,896	$6,985

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,332	$15,332	$—	$—
Revenues of Financial Products	883	—	1,062	(179)	1
Total sales and revenues	16,215	15,332	1,062	(179)

Operating costs:
Cost of goods sold	10,321	10,323	—	(2)	2
Selling, general and administrative expenses	1,769	1,535	226	8	2
Research and development expenses	519	519	—	—
Interest expense of Financial Products	338	—	338	—
Other operating (income) expenses	344	20	361	(37)	2
Total operating costs	13,291	12,397	925	(31)

Operating profit	2,924	2,935	137	(148)

Interest expense excluding Financial Products	107	111	—	(4)	3
Other income (expense)	426	891	16	(481)	4

Consolidated profit before taxes	3,243	3,715	153	(625)

Provision (benefit) for income taxes	463	680	(217)	—
Profit of consolidated companies	2,780	3,035	370	(625)

Equity in profit (loss) of unconsolidated affiliated companies	10	10	—	—

Profit of consolidated and affiliated companies	2,790	3,045	370	(625)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [5]	$2,791	$3,046	$370	$(625)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$16,237	$16,237	$—	$—
Revenues of Financial Products	833	—	1,020	(187)	1
Total sales and revenues	17,070	16,237	1,020	(187)

Operating costs:
Cost of goods sold	11,016	11,018	—	(2)	2
Selling, general and administrative expenses	1,756	1,557	197	2	2
Research and development expenses	554	554	—	—
Interest expense of Financial Products	288	—	290	(2)	2
Other operating (income) expenses	322	6	345	(29)	2
Total operating costs	13,936	13,135	832	(31)

Operating profit	3,134	3,102	188	(156)

Interest expense excluding Financial Products	126	126	—	—
Other income (expense)	241	322	33	(114)	3

Consolidated profit before taxes	3,249	3,298	221	(270)

Provision (benefit) for income taxes	587	567	20	—
Profit of consolidated companies	2,662	2,731	201	(270)

Equity in profit (loss) of unconsolidated affiliated companies	11	12	—	(1)	4

Profit of consolidated and affiliated companies	2,673	2,743	201	(271)

Less: Profit (loss) attributable to noncontrolling interests	(3)	(2)	—	(1)	5

Profit [6]	$2,676	$2,745	$201	$(270)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$61,363	$61,363	$—	$—
Revenues of Financial Products	3,446	—	4,212	(766)	1
Total sales and revenues	64,809	61,363	4,212	(766)

Operating costs:
Cost of goods sold	40,199	40,206	—	(7)	2
Selling, general and administrative expenses	6,667	5,881	786	—
Research and development expenses	2,107	2,107	—	—
Interest expense of Financial Products	1,286	—	1,286	—
Other operating (income) expenses	1,478	71	1,535	(128)	2
Total operating costs	51,737	48,265	3,607	(135)

Operating profit	13,072	13,098	605	(631)

Interest expense excluding Financial Products	512	518	—	(6)	3
Other income (expense)	813	728	85	—

Consolidated profit before taxes	13,373	13,308	690	(625)

Provision (benefit) for income taxes	2,629	2,663	(34)	—
Profit of consolidated companies	10,744	10,645	724	(625)

Equity in profit (loss) of unconsolidated affiliated companies	44	44	—	—

Profit of consolidated and affiliated companies	10,788	10,689	724	(625)

Less: Profit (loss) attributable to noncontrolling interests	(4)	(5)	1	—

Profit [4]	$10,792	$10,694	$723	$(625)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$63,869	$63,869	$—	$—
Revenues of Financial Products	3,191	—	3,927	(736)	1
Total sales and revenues	67,060	63,869	3,927	(736)

Operating costs:
Cost of goods sold	42,767	42,776	—	(9)	2
Selling, general and administrative expenses	6,371	5,696	704	(29)	2
Research and development expenses	2,108	2,108	—	—
Interest expense of Financial Products	1,030	—	1,032	(2)	2
Other operating (income) expenses	1,818	630	1,268	(80)	2
Total operating costs	54,094	51,210	3,004	(120)

Operating profit	12,966	12,659	923	(616)

Interest expense excluding Financial Products	511	511	—	—
Other income (expense)	595	340	(16)	271	3

Consolidated profit before taxes	13,050	12,488	907	(345)

Provision (benefit) for income taxes	2,781	2,560	221	—
Profit of consolidated companies	10,269	9,928	686	(345)

Equity in profit (loss) of unconsolidated affiliated companies	63	67	—	(4)	4

Profit of consolidated and affiliated companies	10,332	9,995	686	(349)

Less: Profit (loss) attributable to noncontrolling interests	(3)	(4)	5	(4)	5

Profit [6]	$10,335	$9,999	$681	$(345)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
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Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,889	$6,165	$724	$—
Receivables – trade and other	9,282	3,463	688	5,131	[1,2]
Receivables – finance	9,565	—	14,957	(5,392)	2
Prepaid expenses and other current assets	3,119	2,872	401	(154)	3
Inventories	16,827	16,827	—	—
Total current assets	45,682	29,327	16,770	(415)

Property, plant and equipment – net	13,361	9,531	3,830	—
Long-term receivables – trade and other	1,225	500	86	639	[1,2]
Long-term receivables – finance	13,242	—	14,048	(806)	2
Noncurrent deferred and refundable income taxes	3,312	3,594	118	(400)	4
Intangible assets	399	399	—	—
Goodwill	5,241	5,241	—	—
Other assets	5,302	4,050	2,277	(1,025)	5
Total assets	$87,764	$52,642	$37,129	$(2,007)

Liabilities
Current liabilities:
Short-term borrowings	$4,393	$—	$4,393	$—
Accounts payable	7,675	7,619	331	(275)	6,7
Accrued expenses	5,243	4,589	654	—
Accrued wages, salaries and employee benefits	2,391	2,335	56	—
Customer advances	2,322	2,305	3	14	7
Dividends payable	674	674	—	—
Other current liabilities	2,909	2,388	696	(175)	[4,8]
Long-term debt due within one year	6,665	46	6,619	—
Total current liabilities	32,272	19,956	12,752	(436)

Long-term debt due after one year	27,351	8,731	18,787	(167)	9
Liability for postemployment benefits	3,757	3,757	—	—
Other liabilities	4,890	3,977	1,344	(431)	4
Total liabilities	68,270	36,421	32,883	(1,034)

Shareholders’ equity
Common stock	6,941	6,941	905	(905)	10
Treasury stock	(44,331)	(44,331)	—	—
Profit employed in the business	59,352	54,787	4,555	10	10
Accumulated other comprehensive income (loss)	(2,471)	(1,182)	(1,289)	—
Noncontrolling interests	3	6	75	(78)	10
Total shareholders’ equity	19,494	16,221	4,246	(973)
Total liabilities and shareholders’ equity	$87,764	$52,642	$37,129	$(2,007)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products’ payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,978	$6,106	$872	$—
Receivables – trade and other	9,310	3,971	570	4,769	[1,2]
Receivables – finance	9,510	—	14,499	(4,989)	2
Prepaid expenses and other current assets	4,586	4,327	341	(82)	3
Inventories	16,565	16,565	—	—
Total current assets	46,949	30,969	16,282	(302)

Property, plant and equipment – net	12,680	8,694	3,986	—
Long-term receivables – trade and other	1,238	565	85	588	[1,2]
Long-term receivables – finance	12,664	—	13,299	(635)	2
Noncurrent deferred and refundable income taxes	2,816	3,360	148	(692)	4
Intangible assets	564	564	—	—
Goodwill	5,308	5,308	—	—
Other assets	5,257	4,218	2,082	(1,043)	5
Total assets	$87,476	$53,678	$35,882	$(2,084)

Liabilities
Current liabilities:
Short-term borrowings	$4,643	$—	$4,643	$—
Accounts payable	7,906	7,827	314	(235)	6,7
Accrued expenses	4,958	4,361	597	—
Accrued wages, salaries and employee benefits	2,757	2,696	61	—
Customer advances	1,929	1,912	2	15	7
Dividends payable	649	649	—	—
Other current liabilities	3,123	2,583	647	(107)	[4,8]
Long-term debt due within one year	8,763	1,044	7,719	—
Total current liabilities	34,728	21,072	13,983	(327)

Long-term debt due after one year	24,472	8,626	15,893	(47)	9
Liability for postemployment benefits	4,098	4,098	—	—
Other liabilities	4,675	3,806	1,607	(738)	4
Total liabilities	67,973	37,602	31,483	(1,112)

Shareholders’ equity
Common stock	6,403	6,403	905	(905)	10
Treasury stock	(36,339)	(36,339)	—	—
Profit employed in the business	51,250	46,783	4,457	10	10
Accumulated other comprehensive income (loss)	(1,820)	(783)	(1,037)	—
Noncontrolling interests	9	12	74	(77)	10
Total shareholders’ equity	19,503	16,076	4,399	(972)
Total liabilities and shareholders’ equity	$87,476	$53,678	$35,882	$(2,084)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products’ payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$10,788	$10,689	$724	$(625)	1,5
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	2,153	1,368	785	—
Actuarial (gain) loss on pension and postretirement benefits	(154)	(154)	—	—
Provision (benefit) for deferred income taxes	(621)	(327)	(294)	—
(Gain) loss on divestiture	164	(46)	210	—
Other	564	355	(388)	597	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(160)	413	207	(780)	[2,3]
Inventories	(414)	(400)	—	(14)	2
Accounts payable	(282)	(200)	(41)	(41)	2
Accrued expenses	191	78	113	—
Accrued wages, salaries and employee benefits	(363)	(358)	(5)	—
Customer advances	370	369	1	—
Other assets – net	(97)	(188)	48	43	2
Other liabilities – net	(104)	(162)	85	(27)	2
Net cash provided by (used for) operating activities	12,035	11,437	1,445	(847)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,988)	(1,952)	(41)	5	2
Expenditures for equipment leased to others	(1,227)	(36)	(1,211)	20	2
Proceeds from disposals of leased assets and property, plant and equipment	722	35	698	(11)	2
Additions to finance receivables	(15,409)	—	(16,845)	1,436	3
Collections of finance receivables	13,608	—	14,707	(1,099)	3
Net intercompany purchased receivables	—	—	129	(129)	3
Proceeds from sale of finance receivables	83	—	83	—
Net intercompany borrowings	—	—	21	(21)	4
Investments and acquisitions (net of cash acquired)	(34)	(34)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(61)	92	(153)	—
Proceeds from maturities and sale of securities	3,155	2,795	360	—
Investments in securities	(1,495)	(909)	(586)	—
Other – net	193	142	51	—
Net cash provided by (used for) investing activities	(2,453)	133	(2,787)	201
Cash flow from financing activities:
Dividends paid	(2,646)	(2,646)	(625)	625	5
Common stock issued, including treasury shares reissued	20	20	—	—
Payments to purchase common stock	(7,697)	(7,697)	—	—
Excise tax paid on purchases of common stock	(40)	(40)	—	—
Net intercompany borrowings	—	(21)	—	21	4
Proceeds from debt issued (original maturities greater than three months)	10,283	—	10,283	—
Payments on debt (original maturities greater than three months)	(9,316)	(1,032)	(8,284)	—
Short-term borrowings – net (original maturities three months or less)	(168)	—	(168)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(9,565)	(11,417)	1,206	646
Effect of exchange rate changes on cash	(106)	(94)	(12)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(89)	59	(148)	—
Cash, cash equivalents and restricted cash at beginning of period	6,985	6,111	874	—
Cash, cash equivalents and restricted cash at end of period	$6,896	$6,170	$726	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$10,332	$9,995	$686	$(349)	1,5
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	2,144	1,361	783	—
Actuarial (gain) loss on pension and postretirement benefits	(97)	(97)	—	—
Provision (benefit) for deferred income taxes	(592)	(576)	(16)	—
(Gain) loss on divestiture	572	572	—	—
Other	375	444	(577)	508	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(437)	(367)	61	(131)	[2,3]
Inventories	(364)	(360)	—	(4)	2
Accounts payable	(754)	(836)	41	41	2
Accrued expenses	796	690	106	—
Accrued wages, salaries and employee benefits	486	474	12	—
Customer advances	80	78	2	—
Other assets – net	(95)	94	(110)	(79)	2
Other liabilities – net	439	216	118	105	2
Net cash provided by (used for) operating activities	12,885	11,688	1,106	91
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,597)	(1,624)	(22)	49	2
Expenditures for equipment leased to others	(1,495)	(39)	(1,466)	10	2
Proceeds from disposals of leased assets and property, plant and equipment	781	55	781	(55)	2
Additions to finance receivables	(15,161)	—	(17,321)	2,160	3
Collections of finance receivables	14,034	—	15,634	(1,600)	3
Net intercompany purchased receivables	—	—	1,080	(1,080)	3
Proceeds from sale of finance receivables	63	—	63	—
Net intercompany borrowings	—	—	10	(10)	4
Investments and acquisitions (net of cash acquired)	(75)	(75)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(4)	(4)	—	—
Proceeds from maturities and sale of securities	1,891	1,642	249	—
Investments in securities	(4,405)	(3,982)	(423)	—
Other – net	97	106	(9)	—
Net cash provided by (used for) investing activities	(5,871)	(3,921)	(1,424)	(526)
Cash flow from financing activities:
Dividends paid	(2,563)	(2,563)	(425)	425	5
Common stock issued, including treasury shares reissued	12	12	—	—
Payments to purchase common stock	(4,975)	(4,975)	—	—
Net intercompany borrowings	—	(10)	—	10	4
Proceeds from debt issued (original maturities greater than three months)	8,257	—	8,257	—
Payments on debt (original maturities greater than three months)	(6,318)	(106)	(6,212)	—
Short-term borrowings – net (original maturities three months or less)	(1,345)	(3)	(1,342)	—
Net cash provided by (used for) financing activities	(6,932)	(7,645)	278	435
Effect of exchange rate changes on cash	(110)	(60)	(50)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(28)	62	(90)	—
Cash, cash equivalents and restricted cash at beginning of period	7,013	6,049	964	—
Cash, cash equivalents and restricted cash at end of period	$6,985	$6,111	$874	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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